Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com
For Immediate Release
PrivateBancorp Announces First Quarter 2013 Earnings Schedule

CHICAGO, April 3, 2013 – PrivateBancorp, Inc. (NASDAQ: PVTB) has scheduled its first quarter earnings conference call on April 18, 2013, at 11 a.m. ET (10 a.m. CT). The call-in number is (888) 782-9127 (U.S. and Canada) or (706) 634-5643 (International). A live webcast can be accessed through the "First Quarter 2013 Earnings Conference Call" link on the investor relations page of the PrivateBancorp Internet site at www.theprivatebank.com.

The company currently plans to release its first quarter 2013 earnings prior to the opening of trading on April 18, 2013. The earnings release also will be posted on the company’s website. An archived replay of the call will be available on the PrivateBancorp website beginning approximately two hours after the call ends.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of December 31, 2012, the company had 35 offices in 10 states and $14.1 billion in assets. The company’s website is www.theprivatebank.com.